As filed with the Securities and Exchange Commission on December 20, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nexters Inc.

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not applicable
(State or other jurisdiction of incorporation	(I.R.S. employer or
organization)	identification No.)

Nexters Inc.

55, Griva Digeni

3101, Limassol

Cyprus

(Address of Principal Executive Offices)(Zip Code)

Nexters Inc. 2021 Employee Stock Option Plan

(Full title of the plan)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Telephone: +1 302-738-6680

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies of all correspondence to:

J. David Stewart, Esq.
Latham & Watkins LLP
99 Bishopsgate
London EC2M 2XF
United Kingdom
Tel. (+44) (0)20 7710 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares	9,826,155	(2)	$7.55	(3)	$74,187,470.20	$6,877.18
Total					$74,187,470.20	$6,877.18

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares, no par value (“ordinary shares”), of Nexters Inc. (the “Company”) that may become issuable under the 2021 Employee Stock Option Plan (the “ESOP”) by reason of any share dividend, share split, recapitalization or other similar transactions.

(2)	Represents 9,826,155 ordinary shares of the Company reserved for issuance under the ESOP.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high ($7.90) and low ($7.20) prices of the Company’s ordinary shares on the Nasdaq Global Market on December 13, 2021.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this registration statement in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this registration statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Nexters Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a)       the following portions of the Company’s prospectus dated September 27, 2021 (the “Form 10 Information”), filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), on September 27, 2021, relating to the registration statement on Form F-1 (File No. 333-259707), which contains audited financial statements relevant to the Company in respect of the latest fiscal year for which such statements have been filed:

(i)       cover page;

(ii)       the entirety of the sections entitled “About this Prospectus,” “Selected Definitions” and “Important Information about IFRS and Non-IFRS Measures”;

(iii)       the subsections entitled “Financial Statement Presentation—Nexters” and “Financial Statement Presentation—Nexters Global”;

(iv)       the entirety of the sections entitled “Industry and Market Data,” “Cautionary Note Regarding Forward-Looking Statements,” “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Capitalization,” “Selected Historical Financial Information of Nexters Global,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Board of Directors and Executive Management,” “Director and Executive Compensation,” “Description of Securities,” “Certain Relationships and Related Person Transactions,” “Major Shareholders,” “Taxation,” “Securities Eligible for Future Sales” and “Enforceability of Civil Liabilities Under U.S. Securities Laws;”

(v)       the first paragraph under the section entitled “Experts;”

(vi)       the entirety of the section entitled “Where You Can Find More Information;” and

(vii)       the entirety of the section entitled “Nexters Global Ltd Consolidated Financial Statements.”

(b)       the Company’s current reports on Form 6-K, filed with the Commission on September 29, 2021, October 29, 2021, November 17, 2021, November 19, 2021 and November 30, 2021; and

(c)       the description of the Company’s ordinary shares contained in the Company’s registration statement on Form 8-A (File No. 001-40758) filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 24, 2021, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of filing of such reports and documents.

Any statement contained in this registration statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed amendment to this registration statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Information subsequently furnished on Form 6-K shall not be deemed incorporated herein by reference unless such Form 6-K expressly provides to the contrary.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

British Virgin Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, provided that such person acted honestly and in good faith with a view to the best interests of the indemnifying company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful, except to the extent any such provision may be held by the British Virgin Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Company’s memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or the commission of a crime.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 8. EXHIBITS

The following exhibits are included or incorporated by reference in this registration statement on Form S-8:

Exhibit Number	Description
3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 1.1 to the Company’s Form 20-F, filed with the Commission on August 27, 2021).
4.1	Specimen ordinary share certificate (incorporated by reference to Exhibit 4.1 to the Company’s registration statement on Form F-4 (Reg. No. 333-257103), filed with the Commission on June 15, 2021).
5.1*	Opinion of Ogier.
23.1*	Consent of JSC “KPMG”.
23.3*	Consent of Ogier (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this registration statement).
99.1	2021 Employee Stock Option Plan (incorporated by reference to Exhibit 99.1 to the Company’s current report on Form 6-K, filed with the Commission on November 19, 2021.
99.2*	Form of Award Agreement under the 2021 Employee Stock Option Plan.

* Filed herewith.

ITEM 9. UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)       That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.              The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Limassol, Cyprus on December 20, 2021.

NEXTERS INC.

By:	/s/ Andrey Fadeev
	Name:	Andrey Fadeev
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Andrey Fadeev and Alexander Karavaev, and each of them singly, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date
/s/ Andrey Fadeev	Chief Executive Officer and Director
Andrey Fadeev	(principal executive officer)	December 20, 2021
/s/ Alexander Karavaev	Chief Financial Officer
Alexander Karavaev	(principal financial officer)	December 20, 2021
/s/ Badma Budaev	Head of Group IFRS Reporting
Badma Budaev	(principal accounting officer)	December 20, 2021
/s/ Ivan Tavrin	Director
Ivan Tavrin		December 20, 2021
/s/ Natasha Braginsky Mounier	Director
Natasha Braginsky Mounier		December 20, 2021
/s/ Andrew Sheppard	Director
Andrew Sheppard		December 20, 2021

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Nexters Inc., has signed this registration statement in Newark, Delaware, on the 20th day of December, 2021.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director